Exhibit 21.1

List of Subsidiaries of Xerium Technologies, Inc. (as of February 27, 2006)	State or Jurisdiction of Incorporation or Organization
Coldwater Covers, Inc.	Georgia
Huyck Argentina Sociedad Anónima	Argentina
Huyck Australia Pty. Limited	Australia
Huyck Austria Gmbh	Austria
Huyck Italia SpA	Italy
Huyck Japan Limited	Japan
Huyck Licensco Inc	Delaware
Huyck Limited	United Kingdom
Huyck (UK) Limited	United Kingdom
Robec Brazil LLC	Brazil
Robec Walzen GmbH	Germany
Stowe Woodward Finland Oy	Finland
Stowe Woodward México, SA De C.V.	Mexico
Stowe Woodward Sweden AB	Sweden
Stowe-Woodward Limited	United Kingdom
Stowe-Woodward (UK) Limited	United Kingdom
Stowe Woodward France SAS	France
Stowe-Woodward/Mount Hope Inc	Canada
Stowe Woodward AG	Germany
Stowe Woodward LLC	Delaware
Stowe Woodward Licensco LLC	Delaware
TIAG Transworld Interweaving GmbH	Switzerland
Wangner AB	Sweden
Wangner Beteiligungsgesellschaft mbH	Germany
Wangner Itelpa Participações Ltda.	Brazil
Wangner GmbH	Germany
Wangner Perot SA	Spain
Wangner Itelpa I LLC	Delaware
Wangner Itelpa II LLC	Delaware
Weavexx Corporation	Delaware
Weavexx Corporation	Canada
Xerium Finland Oy	Finland
Xerium SAS	France
Xerium Germany Holding GmbH	Germany
Xerium Italia SpA	Italy
Xerium do Brasil Ltda	Brazil
Xerium Technologies Limited	United Kingdom
Xerium Technologies Brasil Indústria e Comércio S.A.	Brazil
Xerium III (US) Limited	Delaware
Xerium IV (US) Limited	Delaware
Xerium V (US) Limited	Delaware
XTI LLC	Delaware